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                       ELEVENTH AMENDMENT                         Exhibit 10.2
                               TO
                      ANGELICA CORPORATION
                     RETIREMENT SAVINGS PLAN
                     -----------------------


     WHEREAS, Angelica Corporation, a corporation duly organized and existing under the laws of the State of Missouri (hereinafter referred to as the "Company"), established and continues to maintain the Angelica Corporation Retirement Savings Plan
(hereinafter referred to as the "Plan"); and

     WHEREAS, the Company desires to amend the Plan effective as of January 1, 1994, except as otherwise stated herein;

     NOW, THEREFORE, the Plan is amended, effective as of January
1, 1994, except as otherwise stated herein, as follows:

                               I.

     The second sentence of Section 4.3(a) of the Plan is hereby deleted and the following sentence is substituted in lieu thereof:

     "Such percentage shall be in whole percentages of Base
     Pay and shall not be less than one percent (1%) of the Participant's Base Pay, subject to the limitations set forth in Code Section 402(g)."

                               II.

     The first sentence of Section 6.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

     "6.1 Each Participant shall direct in which of the investment options made available to all Participants (and Beneficiaries) his Salary Deferral Account, Matching Contributions Account and Rollover Account, if any, are to be invested in accordance with uniform and nondiscriminatory rules of procedure established by the Administrator which shall be consistently applied to all similarly situated individuals. The Administrator shall have the sole discretion to determine the number of investment funds to be maintained hereunder and the nature of the funds and may change or eliminate the investment funds provided hereunder from time to time. Such funds shall be held and administered in accordance with uniform and nondiscriminatory rules of procedure established by the Administrator. The investment funds may include, but are not limited to, the following:"

                              III.

     Paragraph D of Section 6.1 is deleted in its entirety and the following is substituted in lieu thereof:

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     "D.  Directed Purchase of Life Insurance.  (1) Prior to
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     November 1, 1989, every Participant had the right,
     exercisable by him in his sole discretion, to direct that a portion of his Account be applied to purchase insurance insuring his life or the life or lives of his spouse and children under age 23. Effective November 1, 1989, life insurance policies may no longer be purchased under the Plan. All life insurance policies existing under the Plan on November 1, 1989, shall be retained in the Plan until distributable or until the Participant directs that such insurance be cancelled or placed on a paid up basis, and shall remain subject to the provisions of the Plan as in effect on November 1, 1989."

     IN WITNESS WHEREOF, the Company has executed this Eleventh
Amendment and affixed its corporate seal hereto by its duly authorized officer on this 30th day of November, 1993.

                              ANGELICA CORPORATION



WITNESSED BY:                 By: /s/ L. J. Young
                                 -------------------------------------
                                 President & Chief Executive
                                 Officer

 /s/ Jill Witter
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